Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3200

email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 212-946-2849

Email: peter@haydenir.com

Dot Hill Reports Third Quarter 2010 Results

•	Company achieves non-GAAP net income earlier than expected
•	Third quarter non-GAAP gross margin and operating expense exceed guidance
•	Reiterates expectation of fourth quarter non-GAAP financial metrics

LONGMONT, Colo. —November 3, 2010 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the third quarter ended September 30, 2010.

Operational Highlights:

•	Substantially completed restructuring designed to expand gross margin, reduce operating expenses and to achieve profitable non-GAAP EBITDA;
•	Signed agreements with multiple partners in Japan for its new AssuredUVS unified virtual storage software, from the Cloverleaf Communications acquisition in January of 2010;
•	Signed an OEM agreement with Lenovo to market private branded storage systems based on the Company’s AssuredSAN 3000 series products;
•	Announced numerous other customer design wins for the AssuredSAN 3000 series products;
•	Introduced the AssuredSAN 3400 series to deliver affordable 10Gb iSCSI storage arrays; and
•	Finalized the accelerated transfer of associated manufacturing rights to NetApp effective December 1, 2010.

Dana Kammersgard, the Company’s president and chief executive officer stated “I am pleased to report that we achieved non-GAAP operating profit in the third quarter. Delivering profitability is an important event for us and a goal that we have been working towards for a long time. While we have a lot of work ahead of us, we believe that our Q3 results demonstrate the viability of our strategy and represent the potential for a new beginning for Dot Hill.”

Third Quarter 2010 Financial Details:

The Company recognized net revenue of $61.6 million for the third quarter of 2010, as compared to $63.6 million for the third quarter of 2009 and $65.5 million for the second quarter of 2010.

Included in third quarter 2009 net revenue, was revenue associated with a sequential reduction of Dot Hill-owned finished goods hub inventories of $4.1 million as we worked with certain of our customers to improve supply chain efficiencies and transfer ownership to them of much of the inventory that we had previously held on their behalf. GAAP gross margin for the third quarter of 2010 was 18.3 percent, compared to 18.3 percent for the third quarter of 2009 and 14.8 percent for the second quarter of 2010. Operating expenses for the third quarter of 2010 were $12.6 million, as compared to $12.9 million for the third quarter of 2009 and $15.5 million for the second quarter of 2010.

Net loss for the third quarter of 2010 was $1.3 million, or $0.02 per share, as compared to a net loss of $1.1 million, or $0.02 per share, for the third quarter of 2009, and $5.8 million, or $0.11 per share, for the second quarter of 2010.

Non-GAAP gross margin was 19.3 percent for the third quarter of 2010, as compared to 18.4 percent for the third quarter of 2009 and 15.8 percent for the second quarter of 2010. The improved gross margin was largely attributable to increasing software sales, lower manufacturing overhead and supply chain related variances including the move to ocean freight and product cost reductions. Total non-GAAP operating expenses for the third quarter of 2010 were $11.7 million, as compared to $11.7 million for the third quarter of 2009 and $13.6 million for the second quarter of 2010. Included in the third quarter of 2010 non-GAAP operating expenses, were investments in the Company’s channel program and software development initiative, which were primarily added between the fourth quarter of 2009 and the second quarter of 2010. The sequential reduction in operating expenses was largely due to the restructuring activities the Company undertook at the end of the second quarter of 2010, which included the closure of its Carlsbad, California facility, salary reductions and headcount reductions.

Non-GAAP net income for the third quarter of 2010 was $0.2 million, or $0.00 per share, as compared to third quarter 2009 non-GAAP net income of $0.1 million, or $0.00 per share, and a second quarter 2010 non-GAAP net loss of $3.3 million, or $0.06 per share. Non-GAAP EBITDA for the third quarter of 2010 was positive $0.7 million, as compared to positive $0.4 million for the third quarter of 2009 and negative $2.8 million for the second quarter of 2010.

Balance Sheet and Cash Flows:

The Company exited the third quarter of 2010 with cash and cash equivalents of $41.8 million, as compared to $42.6 million at the end of the second quarter of 2010. The sequential decline in cash was largely a result of working capital timing, including payments related to the Company’s restructuring activities, and operating losses. At the end of the third quarter of 2010, the Company elected to pay $3.0 million earlier than due to take advantage of discounts that will benefit the Company in the fourth quarter of 2010. The Company also borrowed $3.0 million to offset this accelerated payment.

Hanif Jamal, the Company’s senior vice president and chief financial officer, commented, “I am very pleased with the third quarter 2010 financial results and feel that we are on track to establishing a business that is both sustainable and profitable. During the fourth quarter of 2010, we expect revenues to be between $58 and $62 million and non-GAAP earnings per share to be between positive $0.01 and negative $0.03 per share. The potential of a sequential decline in revenue is due entirely to the transfer of manufacturing rights to NetApp beginning on December 1, 2010 and consequently we expect no revenue from NetApp in December. Over the next few quarters we currently project the trajectory for EPS to be relatively flat in the break-even range, with the possibility of a small improvement or degradation, as we replace the NetApp margin with margin from new OEM revenues, software and channel revenues.”

The Company stated that it expected to maintain gross cash above $40 million, but may elect to borrow against its credit facility and take advantage of similar “early pay” discounts as they did in the second and third quarters of 2010.

Conference Call Information:

Dot Hill’s third quarter 2010 financial results conference call is scheduled to take place on Wednesday, November 3, 2010 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 800-642-1687 (U.S.) or 706-645-9291 (International) and enter conference ID# 20040459.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of stock-based compensation expense, severance costs, restructuring costs, intangible asset amortization, transaction expenses associated with the Company’s acquisition of Cloverleaf, a contingent consideration adjustment and foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, the United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected future financial results, financing activities, and Dot Hill’s prospects and maintaining the achievement of profitability. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that Dot Hill’s next-generation products may not achieve market acceptance; the Company’s expense reduction and resource allocation plans may not continue to have the anticipated positive effects on the Company’s financial results; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Forms 10-K and 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Net revenue	$65,493	$63,600	$61,586	$171,817	$187,053
Cost of goods sold	55,824	51,969	50,291	142,955	157,964

Gross profit	9,669	11,631	11,295	28,862	29,089
Operating expenses:
Research and development	8,447	7,241	7,439	21,327	23,659
Sales and marketing	3,379	2,772	2,592	7,856	9,332
General and administrative	2,225	2,320	2,424	7,562	7,725
Restructuring charge	1,413	530	104	941	1,806

Total operating expenses	15,464	12,863	12,559	37,686	42,522

Operating loss	(5,795)	(1,232)	(1,264)	(8,824)	(13,433)
Other income (expense):
Interest income, net	4	17	6	132	13
Other income (expense), net	(8)	(10)	(2)	(17)	(17)

Total other income (expense)	(4)	7	4	115	(4)

Loss before income taxes	(5,799)	(1,225)	(1,260)	(8,709)	(13,437)
Income tax (benefit) expense	35	(88)	9	(94)	93

Net loss	$(5,834)	$(1,137)	$(1,269)	$(8,615)	$(13,530)

Net loss per basic and diluted share	$(0.11)	$(0.02)	$(0.02)	$(0.18)	$(0.26)

Shares used to compute net loss per basic and diluted share	53,246	47,258	53,529	46,978	52,778

DOT HILL SYSTEMS CORP.

UNAUDITED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2009	September 30, 2010
Assets

Current assets:
Cash and cash equivalents	$57,574	$41,811
Accounts receivable, net	34,197	35,795
Inventories	4,333	7,499
Prepaid expenses and other assets	5,314	5,256

Total current assets	101,418	90,361
Property and equipment, net	3,616	3,654
Intangible assets, net	3,029	8,105
Goodwill	—	4,140
Other assets	217	408

Total assets	$108,280	$106,668

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$28,411	$29,403
Accrued compensation	3,602	2,622
Accrued expenses	4,220	3,362
Deferred revenue	1,217	1,428
Restructuring accrual	1,697	1,646
Bank borrowings and current portion of long-term note payable	261	3,271

Total current liabilities	39,408	41,732
Long-term note payable	346	141
Other long-term liabilities	2,175	1,271

Commitments and Contingencies
Stockholders’ equity:

Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2009 and September 30, 2010, respectively	—	—

Common stock, $.001 par value, 100,000 shares authorized, 48,952 and 55,321 issued and outstanding at December 31, 2009 and September 30, 2010, respectively	49	55
Additional paid-in capital	303,841	314,653
Accumulated other comprehensive loss	(3,439)	(3,554)
Accumulated deficit	(234,100)	(247,630)

Total stockholders’ equity	66,351	63,524

Total liabilities and stockholders’ equity	$108,280	$106,668

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	June 30, 2010	September 30, 2009	September 30, 2010
Cash Flows From Operating Activities:
Net loss	$(5,834)	$(1,137)	$(1,269)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,028	642	1,025
Provision for (reduction in) bad debt reserve	—	28	—
Adjustment to contingent consideration	—	—	—
Stock-based compensation expense	771	598	551
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	(298)	(5,629)	(271)
Inventories	(947)	4,676	228
Prepaid expenses and other assets	(408)	(2,591)	750
Accounts payable	(6,939)	7,143	1,356
Accrued compensation and other accrued expenses	383	502	(1,770)
Deferred revenue	106	(1,131)	(250)
Restructuring accrual	1,054	240	(783)
Other long-term liabilities	(134)	(16)	(192)

Net cash provided by (used in) operating activities	(11,218)	3,325	(625)

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	—	—	—
Purchases of property and equipment	(179)	(1,343)	(450)

Net cash used in investing activities	(179)	(1,343)	(450)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(65)	(62)	(66)
Proceeds from bank borrowings	2,800	—	3,000
Payments on bank borrowings	—	—	(2,800)
Common stock issued under stock plans, net	(38)	190	38

Net cash provided by financing activities	2,697	128	172

Effect of Exchange Rate Changes on Cash and Cash Equivalents	26	24	78

Net Increase (Decrease) in Cash and Cash Equivalents	(8,674)	2,134	(825)
Cash and Cash Equivalents, beginning of period	51,310	57,074	42,636

Cash and Cash Equivalents, end of period	$42,636	$59,208	$41,811

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$249	$175	$25

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Gross profit, as reported	$9,669	$11,631	$11,295	$28,862	$29,089
Effect of stock-based compensation	139	75	92	288	412
Effect of severance costs	17	—	(5)	3	12
Effect of intangible asset amortization	519	—	518	—	1,480

Non-GAAP gross profit	$10,344	$11,706	$11,900	$29,153	$30,993

Operating expenses, as reported	$15,464	$12,863	$12,559	$37,686	$42,522
Effect of currency gain (loss)	286	134	(317)	(108)	148
Effect of stock-based compensation	(632)	(523)	(459)	(1,863)	(1,902)
Effect of contingent consideration adjustment	—	—	—	—	285
Effect of restructuring charge	(1,413)	(530)	(104)	(941)	(1,806)
Effect of intangible asset amortization	—	(284)	—	(852)	—
Effect of severance costs	(62)	—	12	3	(55)
Effect of Cloverleaf acquisition costs	2	—	—	—	(314)

Non-GAAP operating expenses	$13,645	$11,660	$11,691	$33,925	$38,878

Net loss, as reported	$(5,834)	$(1,137)	$(1,269)	$(8,615)	$(13,530)
Effect of currency (gain) loss	(286)	(134)	317	108	(148)
Effect of stock-based compensation	771	598	551	2,151	2,314
Effect of contingent consideration adjustment	—	—	—	—	(285)
Effect of restructuring charge	1,413	530	104	941	1,806
Effect of intangible asset amortization	519	284	518	852	1,479
Effect of severance costs	79	—	(17)	—	67
Effect of Cloverleaf acquisition costs	(2)	—	—	—	314

Non-GAAP net income (loss)	$(3,340)	$141	$204	$(4,563)	$(7,983)

Non-GAAP net income (loss) per share
Basic and diluted	$(0.06)	$0.00	$0.00	$(0.10)	$(0.15)

Weighted average shares used to calculate net income (loss) per share:
Basic	53,246	47,258	53,529	46,978	52,778

Diluted	53,246	47,556	53,884	46,978	52,778

Non-GAAP net income (loss)	$(3,340)	$141	$204	$(4,563)	$(7,983)
Interest expense	9	11	9	45	29
Income tax expense (benefit)	35	(88)	9	(94)	93
Depreciation	509	358	507	1,227	1,545

Non-GAAP EBITDA	$(2,787)	$422	$729	$(3,385)	$(6,316)